Exhibit 99.1

Barfresh Food Group Inc.

Announces Its First Sale and Important Business Development Updates

Denver, CO – August 29, 2012 Barfresh Food Group Inc. (OTCBB: BRFH) ("Barfresh Food Group", “Barfresh” or the "Company"), a manufacturer and distributor of unique ready to blend beverages, today announced its first sale of products to food service retailers in the US.

The initial rollout of Barfresh’s Smoo™ Smoothies and proprietary packaging system has commenced with Pie Face Bakery Café’s NYC location, in the first of what is expected to be fifteen locations by early next year.

Additionally, the Company has been approved to roll out its products into three highly recognized multi-store quick service restaurant (QSR) chains. A QSR Deli chain based in Richmond, VA, a QSR Pizza chain in Little Rock, AR and a Frozen Yogurt chain in Fort Lauderdale, FL.

As a result of these new customers, the Company’s products have also been approved for distribution through Performance Food Group (PFG), and Ben E. Keith Food Distributors, two large broadline food and beverage distributors.

Riccardo Delle Coste, Barfresh Food Group’s CEO stated, “We’re very excited to have landed the Pie Face contract and additional approvals from three other well-known QSR chains, as well as two key broadline distributors. This is an early indication that Barfresh’s high quality ready to blend all natural smoothies are starting to gain traction with the potential of nationwide adoption of our products in the multi-billion dollar QSR space.”

Mr. Delle Coste also stated, “Although the sales cycle in landing large restaurant chains and multi-national QSR’s are often lengthy in process, we’re now much farther along in the business cycle toward landing the type of contracts that have the potential to dramatically change the landscape and visibility of our Company. We anticipate that one or more of these multi-national QSR’s will move forward in contractual arrangements with us in the weeks and/or months ahead.”

To learn more about the Company’s operations, please visit the following web site:

www.barfresh.com/us/.

Further details of the Company's business, finances, appointments and agreements can be found as part of the Company's continuous public disclosure as a reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission's ("SEC") EDGAR database. For more information please visit: www.smoothieinc.com or www.barfresh.com/us.

About Barfresh Food Group Inc.

Barfresh Food Group, Inc. is a manufacturer and distributor of ready to blend beverages. The Company utilizes a proprietary patent pending system, using controlled pre-packaged portions, to deliver a freshly made smoothie that's quick, cost efficient and with no waste. Barfresh Food Group, Inc. acquired the exclusive North American rights of the technology to manufacture a "sealed pack of ingredients for an individual smoothie". Barfresh Food Group Pty Ltd (“Barfresh Australia”) began manufacturing and selling the products, Smoo Smoothies®, in 2005. Barfresh Australia currently provides the smoothie packs to a number of chains (including two major international chains) in Australia and a number of other countries.

Barfresh Food Group, Inc. intends to follow a similar business model in the U.S. as that of Barfresh Australia. The Company intends to sell ready-to-blend all natural beverages primarily to restaurant chains in the fast food and fast casual dining sector. In addition, Barfresh Food Group, Inc. intends to target the retail consumer market, including grocery stores and other retail outlets.

Forward Looking Statement Notice:

This press release includes "forward-looking statements" as defined by the U.S. Securities and Exchange Commission (the "SEC"). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the Company believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company and may not materialize. Investors are cautioned that any such statements are not guarantees of future performance. The contents of this release should be considered in conjunction with the warnings, risk factors and cautionary statements contained in the Company’s recent filings with the SEC, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Furthermore, the Company does not intend, and is not obligated, to update publicly any forward-looking statements, except as required by law.

For more information contact:

Riccardo Delle Coste

303 502-5233

info@barfresh.com

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